UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022

First Keystone Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-21344	23-2249083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

(570) 752-3671

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2022, Robert E. Bull announced his retirement from the Boards of Directors of First Keystone Corporation (the "Corporation") and First Keystone Community Bank, the Corporation's wholly-owned subsidiary, effective April 1, 2022. Mr. Bull was the Chairman of the Board of the Corporation from 1983 to 2017 and of the Bank from 1981 to 2017. He has served as a director of the Corporation since 1983 and of the Bank since 1956. Upon his retirement, Mr. Bull will be appointed as a Director Emeritus. The retirement was not the result of any disagreement with the Corporation or the Bank on any matter relating to their operations, policies or practices.

In connection with the vacancies on the Boards of Directors of the Corporation and Bank created by Mr. Bull’s retirement and effective April 1, 2022, the Boards of Directors of the Corporation and Bank have voted to elect Whitney B. Holloway, CPA, MBA, age 41, as a director of the Corporation and Bank. Ms. Holloway will be a Class B director of the Corporation to serve until the 2022 annual meeting of shareholders.

Ms. Holloway currently serves as Business Manager/School Board Secretary for the Millville Area School District a position she has held since 2021. Prior to that from 2011 to 2021, she served as Chief Financial Officer for Community Health Systems – Berwick Hospital Center. Ms. Holloway’s accounting background and experience is expected to make her a valuable contributor to the Boards of Directors. Ms. Holloway is the granddaughter of Robert E. Bull and daughter of Robert A. Bull, Chairman of the Boards of Directors of the Corporation and Bank. Ms. Holloway will serve on the Audit Committee of the Corporation and the ALCO, Loan Administration, and Human Resource Committees of the Bank.

Other than those fees and benefits available to all nonemployee directors of the Corporation and Bank, Ms. Holloway was not appointed to her positions pursuant to any arrangement or understanding with any other person, and she has no reportable transactions under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

Dated: February 15, 2022	/s/ Elaine A. Woodland
Elaine A. Woodland
President and CEO